Exhibit 3.20(a)
CHARTER
OF
SURGINET MANAGEMENT SERVICES, INC.
     The undersigned person, having capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act, as amended, adopts the following charter for such corporation:
     1. The name of the corporation is Surginet Management Services, Inc.
2.	(a) The complete street address of the initial registered office of the corporation in the State of Tennessee shall be:
414 Union Street
Suite 1600
Nashville, Tennessee 37219
Davidson County.
(b)	The name of the corporation’s initial registered agent at that office is John W. Titus.
     3. The name and street address of the sole incorporator are:
John W. Titus, Esq.
414 Union Street
Suite 1600
Nashville, Tennessee 37219.
     4. The complete street address of the corporation’s principal office shall be:
30 Burton Hills Boulevard
Suite 200
Nashville, Tennessee 37215
Davidson County.
     5. The maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares of common stock, having no par value. The holders of any issued and outstanding shares of common stock shall have unlimited voting rights, and they are entitled to receive the net assets of the corporation upon dissolution.

     6. The corporation is for profit.
     7. (a) To the maximum extent permitted by the provisions of Section 48-18-501, et seq., of the Tennessee Business Corporation Act, as amended from time to time (provided, however, that if an amendment to such act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph which occur subsequent to the effective date of such amendment), this corporation shall indemnify and advance expenses to any person, his heirs, executors and administrators, for the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including counsel fees actually incurred as a result of such proceeding or action or any appeal thereof, and against all fines (including any excise tax assessed with respect to an employee benefit plan), judgments, penalties and amounts paid in settlement thereof, provided that such proceeding or action be instituted by reason of the fact that such person is or was a director of this corporation.
          (b) This corporation may, to the maximum extent permitted by the provisions of Section 48-18-501 et seq. of the Tennessee Business Corporation Act, as amended from time to time (provided, however, that if an amendment to such act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph which occur subsequent to the effective date of such amendment), indemnify and advance expenses to any person, his heirs, executors and administrators, to the same extent as set forth in Paragraph 7(a) above, provided that the underlying proceeding or action be instituted by reason of the fact that such person is or was an officer, employee or agent of this corporation, and may also indemnify and advance expenses to such person to the extent, consistent with public policy, determined by the Board of Directors.
          (c) The rights to indemnification and advancement of expenses set forth in Paragraphs 7(a) and 7(b) above are contractual between the corporation and the person being indemnified, his heirs, executors and administrators. The rights to indemnification and advancement of expenses set forth in Paragraphs 7(a) and 7(b) above are nonexclusive of other similar rights which may be granted by law, this charter, a resolution of the Board of Directors or shareholders of the corporation, the purchase and maintenance of insurance by the corporation, or an agreement with the corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.
          (d) Any repeal or modification of the provisions of this Paragraph 7, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.
     8. (a) No person who is or was a director of this corporation, nor his heirs, executors or administrators, shall be personally liable to this corporation or its shareholders, and no such person may be sued by the corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (a) for any breach of a director’s duty of loyalty to the corporation or its shareholders: (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act, as amended from time to time.
          (b) Any repeal or modification of the provisions of this Paragraph 8, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein in favor of a particular individual at the time of such repeal or modification.
     9. In furtherance and not in limitation of the powers conferred by statute, the corporation is expressly authorized, acting upon the authority of the Board of Directors and without the approval of the shareholders, to determine, establish or modify, in whole or in part, the preferences, limitations and relative rights of (a) any class of shares before the issuance of any shares of that class, or (b) one or more series within a class before the issuance of any shares of that series. The Board of Directors is further authorized to amend this charter, without shareholder action, to set forth such preferences, limitations and relative rights.
     DATED this 13th day of February, 2001.

/s/ John W. Titus
John W. Titus, Incorporator

ARTICLES OF AMENDMENT TO THE
CHARTER OF
SURGINET MANAGEMENT SERVICES, INC.
Corporate Control Number: 0403350
Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following articles of amendment to its charter:
     1. The name of the corporation, as it appears of record, is Surginet Management Services, Inc.
          The new name of the corporation is Surgis Management Services, Inc.
     2. The amendment is to be effective when filed by the Secretary of State.
     3. The amendment adopted is:
          The name of the corporation is hereby changed to Surgis Management Services, Inc.
     4. The corporation is for profit.
     5. The amendment was duly adopted on November 22, 2002, by the board of directors and the sole shareholder.
     Dated: November 22, 2002

SURGINET MANAGEMENT SERVICES, INC.
By:	/s/ Illegible
Its: (Illegible)

SURGINET MANAGEMENT SERVICES, INC.
ACTION UPON UNANIMOUS WRITTEN CONSENT IN LIEU OF
A MEETING OF THE SHAREHOLDER AND THE BOARD OF DIRECTORS
November 22, 2002
          Pursuant to the authority of Sections 48-17-104 and 48-18-202 of the Tennessee Business Corporation Act, as amended, the undersigned, being the sole shareholder and all the members of the Board of Directors of Surginet Management Services, Inc., a Tennessee corporation (the “Corporation”), hereby approve and consent to the following resolutions, upon unanimous written consent, through this instrument, in lieu of a special meeting of the shareholder and the Board of Directors:
          RESOLVED, that the Board of Directors hereby deems advisable, approves and recommends to the shareholder an amendment to the Charter in order to effectuate a change of the name of the Corporation to “Surgis Management Services, Inc.”; and
          RESOLVED, FURTHER, that the shareholder hereby approves such amendment to change the name of the Corporation to “Surgis Management Services, Inc.”; and
          RESOLVED, FURTHER, that the shareholder and the Board of Directors hereby authorize, empower and direct the officers of the corporation to prepare, execute and file in all applicable jurisdictions any and all documents necessary to effectuate such change of corporate name.
          The action taken by this written consent shall have the same force and effect as if taken at a meeting of the Board of Directors duly called and constituted pursuant to the Bylaws of the Corporation and the laws of the State of Tennessee.
          This written consent may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one and the same written consent.
[signatures to follow]

          IN WITNESS WHEREOF, the undersigned directors and sole shareholder have executed this written consent as of the 22nd day of November, 2002.

/s/ Jeffrey A. Bogle
Jeffrey A. Bogle, Director

/s/ J. Michael Gould
J. Michael Gould, Director

/s/ Joseph C. Hutts
Joseph C. Hutts, Director

/s/ Derril W. Reeves
Derril W. Reeves, Director

SOLE SHAREHOLDER: Surginet, Inc.
By:	/s/ Illegible
Its:

For Office Use Only State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit) CORPORATE CONTROL NUMBER (IF KNOWN) 0403350 PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER: 1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: Surgis Management Services, Inc. IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: 2. PLEASE MARK THE BLOCK THAT APPLIES: AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY,YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING. 3. PLEASE INSERT ANY CHANGES THAT APPLY: A. PRINCIPAL ADDRESS: 30 Burton Hills Boulevard, Suite 450 STREET ADDRESS Nashville, Tennessee, Davidson County, 37215 CITY STATE/COUNTY ZIP CODE B. REGISTERED AGENT: George P. McGinn, Jr. C. REGISTERED ADDRESS: 30 Burton Hills Boulevard, Suite 450 STREET ADDRESS Nashville TN 37215 Davidson County CITY STATE ZIP CODE COUNTY D. OTHER CHANGES: 4. THE CORPORATION IS FOR PROFIT. 5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS: 6. THE AMENDMENT WAS DULY ADOPTED ON May 20, 2003 (MONTH, DAY, YEAR) BY (Please mark the block that applies): THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED. THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED. THE SHAREHOLDERS. Vice President and Secretary SIGNER'S CAPACITY SIGNATURE May 20, 2003 George P. McGinn, Jr. DATE NAME OF SIGNER (TYPED OR PRINTED) SS-4421 (Rev. 10/01) Filing Fee: $20.00 RDA 1678

For Office Use Only State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit) CORPORATE CONTROL NUMBER (IF KNOWN) PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER: 1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: Surgis Management Services, Inc. IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: 2. PLEASE MARK THE BLOCK THAT APPLIES: AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY, YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING. 3. PLEASE INSERT ANY CHANGES THAT APPLY: A. PRINCIPAL ADDRESS: STREET ADDRESS CITY STATE/COUNTY ZIP CODE B. REGISTERED AGENT: CT Corporation System C. REGISTERED ADDRESS: 800 S. Gay Street, Suite 2021 STREET ADDRESS Knoxville TN 37929 Knox CITY STATE ZIP CODE COUNTY D. OTHER CHANGES: 4. THE CORPORATION IS FOR PROFIT. 5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS: 6. THE AMENDMENT WAS DULY ADOPTED ON July 26, 2006 (MONTH, DAY, YEAR) BY (Please mark the block that applies): THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED. THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED. THE SHAREHOLDERS. Assistant Secretary SIGNER'S CAPACITY SIGNATURE July 26, 2006 Alex Jenkins DATE NAME OF SIGNER (TYPED OR PRINTED) SS-4421 (Rev. 10/01) Filing Fee: $20.00 RDA 1678